Exhibit 99.1

VIMEO REPORTS Q3 2022 FINANCIAL RESULTS

Q3 Revenue grew 8% year-over-year with continued Sales-Assisted momentum

NEW YORK— November 2, 2022—Vimeo, Inc. (NASDAQ: VMEO) (“Vimeo”) released its results for the third quarter ended September 30, 2022 today.

“In Q3 we achieved two important and validating milestones as a business,” said Anjali Sud, Chief Executive Officer of Vimeo. “First, we continue to deliver exciting momentum in our flagship product Vimeo Enterprise, which has achieved Net Revenue Retention of 104% and now comprises 50% of our Sales-Assisted new bookings. Second, this quarter we generated positive Adjusted EBITDA and positive Free Cash Flow. We remain focused on bringing the innovative power of video to every company in the world, and as part of that, we are releasing today the world’s first interactive shareholder video."

Watch Vimeo's interactive shareholder video now available at https://vimeo.com/investors

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q3 2022	Q3 2021
Revenue	$108.1	$100.1
Gross profit	82.9	74.9
Gross profit margin	77%	75%
Operating income (loss)	(22.9)	(11.5)
Net income (loss)	(21.4)	(11.7)
Diluted EPS	(0.13)	(0.07)
Adjusted EBITDA	2.1	0.8

See reconciliations of GAAP to non-GAAP measures beginning on page 7.

Q3 2022 FINANCIAL HIGHLIGHTS
•Revenue increased 8% year-over-year to $108.1 million driven by a 1% increase in Average Subscribers and a 7% increase in ARPU.
•Sales-Assisted revenue grew 30% year-over-year.
•Gross profit increased 11% year-over-year to $82.9 million.
•Operating loss was $22.9 million resulting in Operating loss margin of negative 21%.
•Adjusted EBITDA profit was $2.1 million or 2% of revenue.
•Cash provided by operations was $10.0 million or 9% of revenue.
•Free Cash Flow was $13.4 million or 12% of revenue.

RECENT BUSINESS HIGHLIGHTS
•Vimeo now has approximately 1.6 million Subscribers, with 9,500 paying Sales-Assisted Customers.
•Expanded Sales-Assisted Customer base with customer wins including Rivian, Credit Karma, Moderna, Cars.com, Bobs Discount Furniture, PwC, AstraZeneca and Harvard Graduate School of Design.
•Vimeo Enterprise now comprises roughly 40% of total Sales-Assisted bookings and 50% of Sales-Assisted new bookings. Vimeo Enterprise Net Revenue Retention (NRR) increased to 104%.

FINANCIAL OUTLOOK

For full-year 2022, Vimeo expects:
•Revenue growth near 10% year-over-year, Operating loss between $100 million and $103 million, and Adjusted EBITDA loss between $15 million and $18 million.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its third quarter results on Thursday, November 3, 2022, at 8:30 a.m. Eastern Time. This live stream will include disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://vimeo.com/event/2529833/embed.

DILUTIVE SECURITIES

Vimeo has various dilutive securities. The table below details these securities as well as estimated dilution at various stock prices (shares in millions; rounding differences may occur).

	Shares	Avg. Exercise Price	As of 10/28/2022	Dilution at:

Share Price			$3.67	$4.00	$6.00	$8.00	$10.00

Common Stock Outstanding as of 10/28/2022	166.4		166.4	166.4	166.4	166.4	166.4

SARs and Stock Options	16.1	$5.80	—	—	1.1	3.8	5.8
RSUs	14.1		11.9	11.9	11.9	11.9	11.9
Total Estimated Dilution			11.9	11.9	13.0	15.7	17.7
% Dilution			7.1%	7.1%	7.8%	9.4%	10.6%
Total Estimated Diluted Shares Outstanding			178.3	178.3	179.4	182.1	184.1

The dilutive securities presentation is calculated using the methods and assumptions described below, which are different than those prescribed by GAAP.

The Company primarily settles equity awards on a gross basis; therefore, the estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for (i) the estimated income tax benefit from the tax deduction received upon the vesting or exercise of awards held in the U.S., as such tax benefit is assumed to be used to repurchase shares of Vimeo common stock and (ii) in the case of stock options, the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Vimeo common stock. The number of shares required to settle stock appreciation rights will be impacted by movement in the stock price of Vimeo.

GAAP FINANCIAL STATEMENTS
VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$108,133	$100,090	$327,464	$285,558
Cost of revenue (exclusive of depreciation shown separately below)	25,247	25,189	78,881	75,916
Gross profit	82,886	74,901	248,583	209,642
Operating expenses:
Research and development expense	34,378	26,683	104,524	75,221
Sales and marketing expense	43,554	37,790	129,790	110,107
General and administrative expense	26,461	20,590	84,783	56,616
Depreciation	141	297	2,054	597
Amortization of intangibles	1,234	1,055	3,866	4,526
Total operating expenses	105,768	86,415	325,017	247,067
Operating loss	(22,882)	(11,514)	(76,434)	(37,425)
Interest expense	(124)	(124)	(367)	(310)
Interest expense–related party	—	—	—	(726)
Other income (expense), net	2,199	(64)	3,712	10,165
Loss before income taxes	(20,807)	(11,702)	(73,089)	(28,296)
Income tax (provision) benefit	(609)	37	(1,387)	(448)
Net loss	$(21,416)	$(11,665)	$(74,476)	$(28,744)

Per share information:
Basic loss per share	$(0.13)	$(0.07)	$(0.46)	$(0.18)
Diluted loss per share	$(0.13)	$(0.07)	$(0.46)	$(0.18)
Weighted average shares outstanding used in the computation of net loss per share(a):
Basic	161,529	160,064	161,433	159,624
Diluted	161,529	160,064	161,433	159,624

Stock-based compensation expense by function:
Cost of revenue	$297	$159	$698	$348
Research and development expense	7,908	3,872	19,329	11,340
Sales and marketing expense	2,977	1,183	6,352	3,003
General and administrative expense	8,212	5,720	25,880	15,850
Total stock-based compensation expense	$19,394	$10,934	$52,259	$30,541
(a)    Approximately 4.9 million common shares outstanding have been excluded from the computation of shares outstanding for EPS purposes because they are subject to satisfaction of certain vesting conditions, the details of which can be found in our filings with the SEC. For additional information on the separation, see our Annual Report on Form 10-K filed with the SEC on March 1, 2022.

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)
	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$272,870	$321,900
Accounts receivable, net	31,338	29,451
Prepaid expenses and other current assets	17,765	18,811
Total current assets	321,973	370,162

Leasehold improvements and equipment, net	1,371	2,868
Goodwill	245,406	242,586
Intangible assets with definite lives, net	6,702	11,008
Other non-current assets	28,874	22,737
TOTAL ASSETS	$604,326	$649,361

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$5,675	$17,501
Deferred revenue	169,369	173,167
Accrued expenses and other current liabilities	63,398	67,385
Total current liabilities	238,442	258,053

Other long-term liabilities	19,045	20,713

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock	1,570	1,567
Class B common stock	94	94
Preferred stock	—	—
Additional paid-in-capital	756,631	704,796
Accumulated deficit	(410,252)	(335,776)
Accumulated other comprehensive loss	(1,204)	(86)
Total shareholders' equity	346,839	370,595
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$604,326	$649,361

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(21,416)	$(11,665)	$(74,476)	$(28,744)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	19,394	10,934	52,259	30,541
Amortization of intangibles	1,234	1,055	3,866	4,526
Depreciation	141	297	2,054	597
Provision for credit losses	735	222	7,750	502
Gain on the sale of an asset	—	66	—	(10,151)
Non-cash lease expense	743	1,271	4,164	2,096
Other adjustments, net	—	(98)	(719)	442
Changes in assets and liabilities:
Accounts receivable	6,309	(1,442)	(11,916)	(6,690)
Prepaid expenses and other assets	1,314	(487)	(1,556)	(7,412)
Accounts payable and other liabilities	7,430	5,357	(18,697)	8,383
Deferred revenue	(5,930)	3,929	(1,485)	33,500
Net cash provided by (used in) operating activities	9,954	9,439	(38,756)	27,590
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	—	21	—
Capital expenditures	(40)	(87)	(670)	(302)
Proceeds from the sale of an asset	—	94	1,611	7,862
Net cash (used in) provided by investing activities	(40)	7	962	7,560
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	—	—	—	299,750
Principal payments on related-party debt	—	—	—	(94,565)
Deferred financing costs	—	—	—	(1,440)
Withholding taxes paid related to equity awards	(34)	(761)	(5,160)	(8,942)
Proceeds from exercise of stock options	—	902	18	906
Contingent consideration payment	(4,816)	—	(4,816)	—
Other	—	—	(621)	—
Net cash (used in) provided by financing activities	(4,850)	141	(10,579)	195,709
Total cash provided (used)	5,064	9,587	(48,373)	230,859
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(277)	11	(765)	(46)
Net increase (decrease) in cash and cash equivalents and restricted cash	4,787	9,598	(49,138)	230,813
Cash and cash equivalents and restricted cash at beginning of period	268,420	331,252	322,345	110,037
Cash and cash equivalents and restricted cash at end of period	$273,207	$340,850	$273,207	$340,850

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
($ in millions; rounding differences may occur)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of non-GAAP gross profit:
GAAP Gross profit	$82.9	$74.9	$248.6	$209.6
% of Revenue	77%	75%	76%	73%
Add back: Stock-based compensation expense	0.3	0.2	0.7	0.3
Add back: Restructuring costs	—	—	—	—
Non-GAAP Gross Profit	$83.2	$75.1	$249.3	$210.0
% of Revenue	77%	75%	76%	74%

Reconciliation of non-GAAP operating expenses:
GAAP Research and development expense	$34.4	$26.7	$104.5	$75.2
% of Revenue	32%	27%	32%	26%
Less: Stock-based compensation expense	7.9	3.9	19.3	11.3
Less: Restructuring costs	2.3	—	2.3	—
Non-GAAP Research and development expense	$24.2	$22.8	$82.9	$63.9
% of Revenue	22%	23%	25%	22%

GAAP Sales and marketing expense	$43.6	$37.8	$129.8	$110.1
% of Revenue	40%	38%	40%	39%
Less: Stock-based compensation expense	3.0	1.2	6.4	3.0
Less: Restructuring costs	1.1	—	1.1	—
Non-GAAP Sales and marketing expense	$39.4	$36.6	$122.3	$107.1
% of Revenue	36%	37%	37%	38%

GAAP General and administrative expense	$26.5	$20.6	$84.8	$56.6
% of Revenue	24%	21%	26%	20%
Less: Stock-based compensation expense	8.2	5.7	25.9	15.9
Less: Contingent consideration	—	—	(0.7)	—
Less: Restructuring costs	0.8	—	0.8	—
Non-GAAP General and administrative expense	$17.5	$14.9	$58.8	$40.8
% of Revenue	16%	15%	18%	14%

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(21.4)	$(11.7)	$(74.5)	$(28.7)
Add back:
Income tax provision (benefit)	0.6	—	1.4	0.4
Other (income) expense, net	(2.2)	0.1	(3.7)	(10.2)
Interest expense–related party	—	—	—	0.7
Interest expense	0.1	0.1	0.4	0.3
Operating loss	(22.9)	(11.5)	(76.4)	(37.4)
% of Revenue	(21)%	(12)%	(23)%	(13)%
Add back:
Stock-based compensation expense	19.4	10.9	52.3	30.5
Depreciation	0.1	0.3	2.1	0.6
Amortization of intangibles	1.2	1.1	3.9	4.5
Contingent consideration	—	—	(0.7)	—
Restructuring costs	4.2	—	4.2	—
Adjusted EBITDA	$2.1	$0.8	$(14.7)	$(1.8)
% of Revenue	2%	1%	(4)%	(1)%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions except per share data; shares in thousands; rounding differences may occur)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Net loss to Adjusted Net Income (Loss):
Net loss	$(21.4)	$(11.7)	$(74.5)	$(28.7)
% of Revenue	(20)%	(12)%	(23)%	(10)%
Add back:
Stock-based compensation expense	19.4	10.9	52.3	30.5
Depreciation	0.1	0.3	2.1	0.6
Amortization of intangibles	1.2	1.1	3.9	4.5
Contingent consideration	—	—	(0.7)	—
Restructuring costs	4.2	—	4.2	—
Income tax effects related to non-GAAP adjustments	0.2	—	0.2	—
Adjusted Net Income (Loss)	$3.7	$0.6	$(12.6)	$6.9
% of Revenue	3%	1%	(4)%	2%

Reconciliation of diluted loss per share to Adjusted EPS:
Diluted loss per share	$(0.13)	$(0.07)	$(0.46)	$(0.18)
Add back:
Stock-based compensation expense	0.12	0.07	0.32	0.19
Depreciation	—	—	0.01	—
Amortization of intangibles	0.01	0.01	0.02	0.03
Contingent consideration	—	—	—	—
Restructuring costs	0.03	—	0.03	—
Income tax effects related to non-GAAP adjustments	—	—	—	—
Adjusted EPS	$0.02	$—	$(0.08)	$0.04
Weighted average diluted shares	161,529	160,064	161,433	159,624

Computation of Free Cash Flow:
Net cash provided by (used in) operating activities	$10.0	$9.4	$(38.8)	$27.6
Add: Restructuring costs	3.5	—	3.5	—
Less: Capital expenditures	—	(0.1)	(0.7)	(0.3)
Free Cash Flow	$13.4	$9.4	$(35.9)	$27.3

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL OUTLOOK

($ in millions; rounding differences may occur)

	Twelve Months Ended December 31, 2022
Operating loss to Adjusted EBITDA range:
Operating loss	$(99.5)	—	$(102.5)
Add back:
Stock-based compensation expense	73.7		73.7
Depreciation	2.2		2.2
Amortization of intangibles	5.1		5.1
Contingent consideration	(0.7)		(0.7)
Restructuring costs	4.2		4.2
Adjusted EBITDA	$(15.0)	—	$(18.0)

PRINCIPLES OF FINANCIAL REPORTING

We have provided in this press release certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating expenses, Adjusted net income (loss), Adjusted EPS and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. However, our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is the metric on which our internal budgets are based and also the metric by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure.

From time to time, we provide forward-looking outlook information, including for Adjusted EBITDA and free cash flow. Adjusted EBITDA and free cash flow used in our outlook will differ from net earnings (loss) and operating income (loss), and net cash provided by operating activities, respectively, in ways similar to the reconciliations provided above and the definitions of Adjusted EBITDA and free cash flow provided below.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating loss excluding: (1) stock-based compensation expense; (2) depreciation; (3) acquisition-related items consisting of (i) amortization of intangible assets, (ii) impairments of goodwill and intangible assets, if applicable, and (iii) gains and losses recognized on changes in the fair value of contingent consideration arrangements; and (4) restructuring costs associated with exit or disposal activities such as a reduction in force. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Stock-based compensation, depreciation, and acquisition-related items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and in the case of restructuring costs, are non-recurring. The above items are collectively referred to as "Adjusted EBITDA Non-GAAP Adjustments." Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Non-GAAP gross profit excludes stock-based compensation expense and restructuring costs included in Cost of revenue.

Non-GAAP operating expenses include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude Adjusted EBITDA Non-GAAP Adjustments in their respective expense items.

Adjusted Net Income (Loss) and Adjusted EPS exclude the Adjusted EBITDA Non-GAAP Adjustments, as well as the related income tax effects. Adjusted EPS is calculated by dividing Adjusted Net Income (Loss) by the Diluted weighted average shares outstanding used in the computation of net earnings (loss) per share.

Free Cash Flow is defined as net cash used in, or provided by, operating activities less cash used for capital expenditures, contingent consideration arrangements included in operating activities and restructuring costs. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Items That Are Excluded From Non-GAAP Measures

Stock-based compensation expense consists of expense associated with the grants of Vimeo stock-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base. We also consider the dilutive impact of stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive. Stock-based awards are generally settled on a gross basis in shares of Vimeo common stock such that individual award holders will pay their withholding tax obligation, generally by selling shares of Vimeo common stock (including a portion of the shares received in connection with the applicable exercise).

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Restructuring Costs consist of costs associated with exit or disposal activities such as severance and other post-employment benefits paid in connection with a reduction in force. We consider these costs to be non-recurring in nature and therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Metric Definitions

Gross Margin – Revenue less cost of revenue, divided by revenue.

Subscribers – The number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a Subscriber. In the case of Sales-Assisted Customers who maintain multiple accounts across Vimeo’s platforms as part of a single Sales-Assisted subscription plan, Vimeo counts only one Subscriber. Vimeo does not count team members who have access to a Subscriber’s account as additional Subscribers.

Average Subscribers – The sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.

Average Revenue per User (“ARPU”) – The annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.

Sales-Assisted Customers – Subscribers who purchase plans through contact with our sales force.

Net Revenue Retention ("NRR") – NRR is a metric we track for our Sales-Assisted Customers that is calculated by taking the sum of (a) annualized subscription revenue for Sales-Assisted Customers at the end of the period that also existed twelve months prior and (b) the variable revenue attributed to these same customers over the preceding twelve months and dividing that by the annualized subscription revenue for all customers that existed twelve months prior plus the variable revenue attributed to this same set of customers over the twelve months prior to that date.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on November 3, 2022, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, business strategy, and plans and objectives of management for future operations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: adverse changes in economic conditions, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract sales-assisted customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic and geopolitical events on our business, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission ("SEC") on March 1, 2022 as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

About Vimeo

Vimeo is the world's leading all-in-one video software solution. Our platform enables any professional, team, and organization to unlock the power of video to create, collaborate and communicate. We proudly serve our growing community of over 287 million users — from creatives to entrepreneurs to the world's largest companies. Learn more at www.vimeo.com.

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